                                                 FIRST AMENDMENT AND SUPPLEMENT
                                                      TO CREDIT AGREEMENT

                                                 EFFECTIVE AS OF JULY 31, 2002

                                                             AMONG

                                               ENTERPRISE PRODUCTS OPERATING L.P.

                                                    THE LENDERS PARTY HERETO

                                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            AS ADMINISTRATIVE AGENT AND AS A LENDER

                                                 LEHMAN COMMERCIAL PAPER INC.,
                                                    AS CO-SYNDICATION AGENT

                                                     ROYAL BANK OF CANADA,
                                              AS CO-SYNDICATION AGENT AND ARRANGER

                                                              AND

                                                   WACHOVIA SECURITIES, INC.
                                                              AND
                                                     LEHMAN BROTHERS INC,
                                            AS LEAD ARRANGERS AND JOINT BOOK RUNNERS

                                                      RBC CAPITAL MARKETS,
                                                          AS ARRANGER

                                                 FIRST AMENDMENT AND SUPPLEMENT
                                                      TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT AND SUPPLEMENT TO CREDIT AGREEMENT (this "First Amendment") is made and entered into effective as of the 31st day of July, 2002 (the "First Amendment Effective Date"), among ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (the "Borrower"); WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as administrative agent (in such capacity, the "Administrative Agent") for each of the lenders (the "Lenders") that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders party hereto.

                                                           R E C I T A L S:

         A.       On July 31, 2002, the Borrower, the Lenders and the Administrative Agent entered into a certain Credit Agreement
(the "Credit Agreement") whereby, upon the terms and conditions therein stated, the Lenders agreed to make certain Loans (as defined in the Credit Agreement) to the Borrower.

         B.       The parties hereto mutually desire to further amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

         1.       Certain Definitions.

                   1.1      Terms Defined Above.  As used in this First Amendment, the terms "Administrative Agent",
"Borrower", "Credit Agreement", "First Amendment" and "First Amendment Effective Date", shall have the meanings indicated above.

                   1.2      Terms Defined in Agreement.  Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

         2.       Amendments to Credit Agreement.

                   2.1      Defined Terms.

                        (a)      The term "Agreement," as defined in Section 1.01 of the Credit Agreement, is hereby amended to mean the Credit Agreement, as amended and supplemented by the First Amendment and as the same may from time to time be further amended or supplemented.

                        (b)      The term "Applicable Rate" is hereby amended in its entirety to read as follows:

                  " `Applicable Rate' means, for any day, with respect to any Eurodollar Loan, ABR Loan, or with respect to the facility fees payable hereunder, as the case may be, subject to the two immediately following paragraphs of this defined term), the applicable rate per annum set forth below under the caption
                  "Eurodollar Spread", "ABR Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by
                  Moody's and S and P, respectively, applicable on such date to the Index Debt:

                  ------------------------------------- ----------------- ---------------- -----------------
                          Index Debt Ratings:              Eurodollar           ABR          Facility Fee
                             (Moody's/S and P)                   Spread           Spread             Rate
                  ------------------------------------- ----------------- ---------------- -----------------
                  Category 1   greater or =Baa2/BBB          0.750%            0.125%           0.125%
                  ------------------------------------- ----------------- ---------------- -----------------
                  Category 2   greater or =Baa3/BBB-         0.950%            0.125%           0.175%
                  ------------------------------------- ----------------- ---------------- -----------------
                  Category 3   less than   Baa3/BBB-         1.175%            0.125%           0.200%
                  ------------------------------------- ----------------- ---------------- -----------------

                           For purposes of the foregoing, (a) if either Moody's or S and P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such rating agency shall be deemed to have established a rating in the same Category as the other rating agency; (b) if the ratings established by Moody's and S and P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category one rating higher than the lower of the two ratings; and (c) if the ratings established or deemed to have been established by Moody's and S and P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S and P), such change shall be effective as of the date on which it is first announced by the applicable rating agency.  Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody's or S and P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall  be determined by reference to the rating most recently in effect prior to such change or cessation.

                  Notwithstanding the foregoing (a) the Eurodollar Spread and the ABR Spread, as otherwise determined as above provided, shall increase by .50% for the period from and after the First Amendment Effective Date to the last day of the first fiscal quarter ending thereafter at which the ratio of Consolidated Indebtedness to Consolidated EBITDA, calculated as provided in Section 6.07(b), shall be equal to or less than 4.50 to
                  1.0, and (b) if at any time or from time to time at the end of any fiscal quarter ending thereafter (a
                  "Determination Date") the ratio of Consolidated Indebtedness to Consolidated EBITDA, calculated as provided in Section 6.07(b), shall exceed 4.50 to 1.0, the Eurodollar Spread and the ABR Spread, as
                  otherwise determined as above provided, shall increase by .50% for the period from and including such
                  Determination Date to the last day of the first fiscal quarter ending thereafter at which the ratio of
                  Consolidated Indebtedness to Consolidated EBITDA, calculated as provided in Section 6.07(b), shall be equal to or less than 4.50 to 1.0; provided, for avoidance of doubt, that any increase pursuant to the foregoing clause (b) shall occur, if at all, only after the increase pursuant to clause (a) has ceased to be in effect.

                  2.2      Additional Defined Terms.  Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions, which read in their entirety as follows:

                           " `First Amendment' means that certain First Amendment and Supplement to Credit Agreement dated effective as of July 31, 2002, among the Borrower, the Lenders party thereto and the Administrative
                  Agent.

                           `First Amendment Effective Date' means July 31, 2002."

                  2.3      Amendment to Section 5.01.  Section 5.01(f) of the Credit Agreement is hereby amended by deleting the phrase "December 31, 1999,".

                  2.4      Amendment to Clause (q) of Article VII.  Clause (q) of Article VII of the Credit Agreement is
hereby amended by substituting "or" for the comma following the words "Borrower Purchase Agreement" and deleting the words "or the
Birchtree Term Loan Agreement".

3.       Conditions Precedent.  In addition to all other applicable conditions precedent contained in the Credit Agreement, the obligation of the Lenders party hereto and the Administrative Agent to enter into this First Amendment shall be conditioned upon the following conditions precedent:

                  (a)      The Administrative Agent shall have received a copy of this First Amendment, duly completed and executed by the Borrower and the Required Lenders; and acknowledged and ratified by the Limited Partner;

                  (b)      The Administrative Agent shall have received such other information, documents or instruments as it or its counsel may reasonably request.

4.       Representations and Warranties.  The Borrower represents and warrants that:

                  (a)      there exists no Default or Event of Default, under the Credit Agreement, as hereby amended and supplemented; and

                  (b)      the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this First Amendment, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

5.       Extent of Amendments.  Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

6.       Counterparts.  This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and same instrument.

                  6.1      References. On and after the First Amendment Effective Date, the terms "Agreement", "hereof",
"herein", "hereunder", and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this First Amendment.

         THIS FIRST AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS
OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         This First Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

                                                    [Signatures Begin on Next Page]

                                                     BORROWER:

                                                     ENTERPRISE PRODUCTS OPERATING L.P.

                                                     By:      Enterprise Products GP, LLC ,
                                                              General Partner

                                                              By:      /s/ W. Randall Fowler
                                                              Name:    W. Randall Fowler
                                                              Title:   Vice President and Treasurer

S-1

                                                     LENDERS AND AGENTS:

                                                     WACHOVIA BANK, NATIONAL
                                                     ASSOCIATION, Individually as a Lender
                                                     and as Administrative Agent

                                                     By:      /s/ Russell T. Clingman
                                                     Name:    Russell T. Clingman
                                                     Title:   Director

S-2

                                                     LEHMAN COMMERCIAL PAPER INC.,
                                                     Individually as a Lender and as
                                                     Co-Syndication Agent

                                                     By:      /s/ Michele Swanson
                                                     Name:    Michele Swanson
                                                     Title:   Authorized Signatory

S-3

                                                     LEHMAN BROTHERS BANK,
                                                     as a Lender

                                                     By:      /s/ Gary T. Taylor
                                                     Name:    Gary T. Taylor
                                                     Title:   Vice President

S-4

                                                     ROYAL BANK OF CANADA,
                                                     Individually as a Lender and as
                                                     Co-Syndication Agent

                                                     By:      /s/ Tom J. Oberaigner
                                                     Name:    Tom J. Oberaigner
                                                     Title:   Senior Manager

S-5

                                             ACKNOWLEDGMENT AND RATIFICATION OF GUARANTOR

         The undersigned ("Guarantor") hereby expressly (i) acknowledges the terms of the foregoing First Amendment and
Supplement to Credit Agreement; (ii) ratifies and affirms its obligations under its Guaranty Agreement dated as of July 31, 2002, in favor of the Administrative Agent; (iii) acknowledges, renews and extends its continued liability under said Guaranty Agreement and
Guarantor hereby agrees that its Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Administrative
Agent the prompt payment when due of all amounts owing or to be owing by it under its Guaranty Agreement pursuant to the terms and conditions thereof, as modified hereby.

         The foregoing acknowledgment and ratification of the undersigned Guarantor shall be evidenced by signing the spaces provided below, to be effective as of First Amendment Effective Date.

                                                     ENTERPRISE PRODUCTS PARTNERS L.P.,
                                                     a Delaware limited partnership

                                                     By:      Enterprise Products GP, LLC,
                                                              General Partner

                                                              By:      /s/ W. Randall Fowler
                                                              Name:    W. Randall Fowler
                                                              Title:   Vice President and Treasurer